UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

20549 FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GUINNESS ATKINSON FUNDS
(Exact name of registrant as specified in its charter)

Delaware	83-3775810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 South Lake Avenue, Suite 216 Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value of SmartETFs Smart Transportation & Technology ETF	NYSE ARCA, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

33-75340

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are common shares of beneficial interest, no par value per share, of the SmartETFs Smart Transportation & Technology ETF (the “Fund”), a series of the Guinness Atkinson Funds (the “Registrant”). An application for listing of the shares of the Fund has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Prospectus, which is part of the Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File Nos. 33-75340; 811-08360) filed with the Securities and Exchange Commission on November 4, 2019. Such description is incorporated by reference herein. Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Guinness Atkinson Funds, on behalf of SmartETFs Smart Transportation & Technology ETF

November 13, 2019		/s/ James Atkinson
	Name:	James Atkinson
	Title:	President